SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2016

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amended Form 8-K”) updates information originally provided under Item 5.07 of the Current Report on Form 8-K of Bank of the James Financial Group, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 19, 2016 (the “Original Filing”).

In the Original Filing, the Company reported voting results of its Annual Meeting of Shareholders held on May 17, 2016 (the “Annual Meeting”), including the voting results for both the non-binding, advisory vote of the Company’s shareholders on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) and the non-binding, advisory vote of the Company’s shareholders regarding the frequency of future Say-on-Pay Votes, in each case, as described in the Proxy Statement dated April 11, 2016.

Except with respect to reporting the Company’s determination regarding the frequency of future Say-on-Pay Votes, this Amended Form 8-K does not modify or update any other disclosure contained in the Original Filing, and this Amended Form 8-K should be read in conjunction with the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Filing, at the Annual Meeting, the Company’s shareholders voted, on an advisory basis, in favor of recommending that the Company hold the Say-on-Pay Vote every “one year.” In light of this vote and consistent with the current recommendation of the Company’s shareholders, the board of directors of the Company has determined that the Company will hold the Say-on-Pay Vote annually, and that such Say-on-Pay Vote next will occur at the Company’s 2017 annual meeting of shareholders. The Company will reevaluate this determination after the next non-binding, advisory vote of the Company’s shareholders regarding the frequency of future Say-on-Pay Votes.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired - not applicable

(b)	Pro Forma Financial Information - not applicable

(c)	Shell Company Transactions - not applicable

(d)	Exhibits - not applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 21, 2016	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

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